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                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to incorporation by reference in this Registration Statement of Hibbett Sporting Goods, Inc. Employee Stock Purchase Plan on Form S-8 of our report dated April 2, 1996 (except with respect to the matter discussed in Note 10 as to which the date is September 13, 1996) included in the Company's Registration Statement (No. 333-07023) and related Prospectus, dated October 10, 1996, relating to the initial public offering of 2,300,000 shares of Common Stock.



                                 /s/  Arthur Andersen LLP


Birmingham, Alabama
February 3, 1997